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May 20, 2004

AirNet Communications Corporation

3950 Dow Road

Melbourne, Florida 32934

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as legal counsel to AirNet Communications Corporation, a Delaware corporation (the “Company”), with respect to the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission on May 20, 2004 for the purpose of registering for resale under the Securities Act of 1933, as amended (the “Securities Act”), up to: (a) 11,060,609 shares (the “Shares”) of the Company’s common stock, par value $.001 per share (the “Common Stock”), and (b) 3,155,307 shares (the “Warrant Shares”) of Common Stock underlying certain warrants (the “Warrants”) issued on April 23, 2004, to purchase shares of Common Stock.

Based on our review of the Certificate of Incorporation of the Company, as amended, the By-laws of the Company, as amended, and such other documents and records as we have deemed necessary and appropriate, we are of the opinion that the Shares have been validly issued, and are fully paid and nonassessable, and that the Warrant Shares, if and when issued and paid for in accordance with the Warrants, will be validly issued, fully paid and nonassessable.

We understand that this letter is to be used in connection with the Registration Statement, as finally amended, and hereby consent to the filing of this letter with and as a part of the Registration Statement as so amended, and to the reference to our firm in the prospectus which is a part of the Registration Statement under the heading “Legal Matters.” In giving such consent, we do not hereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

It is understood that this letter is to be used in connection with the resale of the Shares and the Warrant Shares only while the Registration Statement is effective as so amended and as it may be amended from time to time as contemplated by Section 10(a)(3) of the Securities Act.

Very truly yours,

EDWARDS & ANGELL, LLP